EXHIBIT 99.1

Press Release

For immediate release

Hip Cuisine completes Rawkin’ Juice purchase

Los Angeles, CA – April 18, 2017 (GLOBE NEWSWIRE) -- Hip Cuisine Inc., (PINKSHEETS:HIPC) the global fresh-served food purveyor for health conscious consumers, has completed its acquisition of Rawkin’ Juice, the popular organic-vegan spot based in Burbank CA. Under the terms of the asset purchase agreement both Hip Cuisine and Rawkin’ Juice have met all conditions to close the acquisition. Rawkin’ Juice will operate as Rawkin Juice Inc., a new wholly owned subsidiary of Hip Cuisine.

“Now that we have completed the purchase of Rawkin’ Juice we will start executing our business plan to open additional Rawkin’ Juice locations throughout Southern California. We entered into the lease of our second Rawkin’ Juice location on March 1, 2017 in anticipation of closing the acquisition. Next we will open our second location in Santa Monica on May 1st 2017.

“With the combined wholly-owned subsidiaries, Hip Cuisine Panama and Rawkin’ Juice we now have two production kitchens and four locations and the capability to expand into an additional 10 locations before we reach the current capacity of the combined production kitchens.” stated Natalia Lopera, CEO of Hip Cuisine.

About Hip Cuisine

Hip Cuisine is an international nutritional value concepts company and global fresh-served food purveyor for the health-conscious consumer. Based in Miami, Florida, its holdings include fusion restaurants in the Western Hemisphere known for fresh, vegan friendly, on-demand nutritious menus and cold-pressed juices and smoothies. Hip Cuisine opened its first location in Panama City, Panama in 2015 designed to deliver a nutritious menu with super-food ingredients at affordable prices tailored for the on-the-go customer looking for a healthy alternative. The company plans to expand its brands in the U.S. and Latin America.

Hip Cuisine has two locations located at Balboa Boutiques, Ave. Balboa, Local 104, Panama City, Panama and Plaza 770, Main Street, Costa del Este Panama. Our telephone number is 011-507-6501-8105.

@Hip Cuisine Hip Cuisine'sFacebook www.hip-cuisine.com

About Rawkin’ Juice

Rawkin’ Juice serves authentic cold pressed juices & smoothies, amazing salads, vegan meals and raw desserts. After years of research Rawkin’ Juice opened its doors in Burbank in 2014 featuring its state-of-the-art organic-vegan kitchen. The company made its own original, cold-pressed juice and smoothie blends, always made fresh to order, for pick up in person or through online delivery. Its colorful, musical menu creates an upbeat theme and a fun environment for healthy conscious customers. Using local sources for organic fruits and vegetables, the company uses glass bottles exclusively to further demonstrate its commitment to optimum credibility of nutrients.

Rawkin’ Juice has two locations located at 4201 West Alameda Ave., Burbank, CA and 705 Montana Ave., Santa Monica CA.
Phone: (818) 859.1002. The website is www.rawkinjuice.com

Media Contact:

White Oak Communications

562.290.9105

@wearewhiteoak

Forward Looking Statements

This document contains forward looking statements related to the transaction and business combination between Hip Cuisine and RAWkin’ Juice, including statements regarding the benefits of the transaction as well as statements regarding the companies’ products and markets. Forward looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including the following: expected synergies and other financial benefits of the transaction may not be realized; integration of the acquisition post-closing may not occur as anticipated; litigation related to the transaction or limitations or restrictions imposed by regulatory authorities may delay or negatively impact the transaction; unanticipated restructuring costs may be incurred or undisclosed liabilities assumed; attempts to retain key personnel and customers may not succeed; the business combination or the combined company’s products may not be supported by third parties; actions by competitors may negatively impact results; and, there may be negative changes in general economic conditions in the regions or the industries in which Hip Cuisine and RAWkin’ Juice operate. Legal filings may identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this document. Readers are cautioned not to put undue reliance on forward-looking statements, and Hip Cuisine and RAWkin’ Juice assume no obligation and do not intend to update these forward-looking statements, whether as a result of new information, future events or otherwise.